UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2011

VANDA PHARMACEUTICALS INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34186	03-0491827
(Commission File No.)	(IRS Employer Identification No.)

9605 Medical Center Drive

Suite 300

Rockville, Maryland 20850

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (240) 599-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

On December 27, 2011, Vanda Pharmaceuticals Inc. (the “Company”) provided notice to MCC3 LLC, the landlord, that it was terminating the lease for the Company’s current headquarters at 9605 Medical Center Drive in Rockville, Maryland effective June 30, 2013. As a result of this lease termination, the Company will recognize expenses totaling between $1.0 million and $1.5 million. A lease termination penalty will be recognized in the fourth quarter of 2011 and the remaining lease exit costs are expected to be incurred during 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANDA PHARMACEUTICALS INC.

By:	/s/ James Kelly
	Name:	James Kelly
	Title:	Chief Financial Officer

Dated: December 29, 2011